99.1     Proxy Vote for Meeting of Limited Partners of
         Technology Funding Partners III, L.P., July 7, 2006


            TECHNOLOGY FUNDING PARTNERS III, L.P.
          Proxy Vote for Meeting of Limited Partners
                       July 7, 2006

Proxy Solicited by the Management Committee of the Partnership

The Inspector of Election for the Special Meeting of the Limited Partners of Technology Funding Partners III, L.P., (the "Partnership") held at 460 St. Michael's Drive, Suite 1000, Santa Fe, New Mexico 87505, at 9:30 a.m., local time, on Friday, July 7, 2006, reports the vote tallies for the following proposals:

1. Dissolution of the Partnership prior to the expiration of its term on December 31, 2006, and withdrawal of its election to be regulated as a Business Development Company.

    FOR  146,503     AGAINST  11,564     ABSTAIN  1,933

2.  Approval of a Plan of Dissolution and Liquidation.

    FOR  146,154     AGAINST  11,717     ABSTAIN  2,129

3. Ratification of the appointment of Heard, McElroy, Vestal, LLP ("HMV") as independent registered public accountants of the Partnership.

    FOR  155,178     AGAINST  2,180     ABSTAIN  2,642